UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2014

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At the annual meeting of stockholders on May 20, 2014, the Registrant’s stockholders approved the material terms of The Allstate Corporation Annual Executive Incentive Plan (the “Plan”).

The Plan was approved by the Registrant’s Board of Directors, subject to approval of the material terms by its stockholders, on February 19, 2014.  The Plan is intended to permit the granting of awards that will constitute tax-deductible, “performance-based compensation” under the Internal Revenue Code.

Information regarding the terms of the Plan can be found in the Registrant’s definitive proxy statement (the “Proxy Statement”) for the 2014 annual stockholders meeting filed with the Securities and Exchange Commission on April 7, 2014, under the caption “Proposal 3 – Approval of the Materials Terms of the Annual Executive Incentive Plan,” referred to hereinafter as “Proposal 3.”  The description of the Plan set forth above is a summary only and is qualified in its entirety by reference to Proposal 3 and to the full text of the Plan in Appendix B to the Proxy Statement, both of which are incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)     The Registrant’s annual stockholders meeting was held on May 20, 2014 (the “Annual Meeting”).

(b)     The following are the final vote results of the Annual Meeting.  Abstentions have no impact on the vote outcome for Proposal 1 and have the effect of a vote against for Proposals 2, 3, 4, 5, 6, and 7.  Broker non-votes have no impact on the vote outcome for Proposals 1, 2, 3, 5, 6, and 7.

Proposal 1 - Election of Directors.  11 directors were elected by a majority of the votes cast for terms expiring at the 2015 annual stockholders meeting with an average vote of 97.28%.  The voting results are as follows:

Nominee	For	Against	Abstain	Broker non-votes
F. Duane Ackerman	332,204,773	11,648,699	1,359,233	39,390,263
Robert D. Beyer	342,229,702	1,616,095	1,366,908	39,390,263
Kermit R. Crawford	340,368,539	3,469,570	1,374,596	39,390,263
Jack M. Greenberg	318,039,544	25,806,657	1,366,504	39,390,263
Herbert L. Henkel	341,072,136	2,744,624	1,395,945	39,390,263
Siddharth N. (Bobby) Mehta	340,997,802	2,838,210	1,376,693	39,390,263
Andrea Redmond	341,406,542	2,464,506	1,341,657	39,390,263
John W. Rowe	340,852,794	2,983,962	1,375,949	39,390,263
Judith A. Sprieser	311,432,780	32,443,937	1,335,988	39,390,263
Mary Alice Taylor	337,203,243	6,643,866	1,365,596	39,390,263
Thomas J. Wilson	332,286,680	9,879,370	3,046,655	39,390,263

Proposal 2 – Say-on-Pay: Advisory Vote on the Executive Compensation of the Named Executives.  The management proposal on the advisory resolution to approve the compensation of the named executive officers received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
328,290,671	13,325,385	3,596,649	39,390,263
95.09%	3.86%	1.04%	% not applicable

Proposal 3 - Approval of the Material Terms of the Annual Executive Incentive Plan.  The management proposal on the approval of the material terms of the Annual Executive Incentive Plan received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
326,909,311	16,040,570	2,262,824	39,390,263
94.69%	4.64%	0.65%	% not applicable

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accountant.  The management proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant’s independent registered public accountant for 2014 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results are as follows:

For	Against	Abstain
375,417,565	7,652,515	1,532,888
97.61%	1.98%	0.39%

Proposal 5 - Stockholder Proposal.  The stockholder proposal seeking a policy on equity retention by senior executives did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
93,653,898	248,729,825	2,828,982	39,390,263
27.12%	72.05%	0.81%	% not applicable

Proposal 6 - Stockholder Proposal.  The stockholder proposal seeking a report on lobbying expenditures did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
31,407,719	272,729,586	41,075,400	39,390,263
9.09%	79.00%	11.89%	% not applicable

Proposal 7 - Stockholder Proposal.  The stockholder proposal seeking a report on political expenditures did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
32,334,857	259,275,230	53,602,618	39,390,263
9.36%	75.10%	15.52%	% not applicable

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

10.1                    The following sections of The Allstate Corporation’s Proxy Statement filed April 7, 2014 (File No. 1-11840) are incorporated herein by reference: Proposal 3 – Approval of the Material Terms of the Annual Executive Incentive Plan and Appendix B - The Allstate Corporation Annual Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/	Jennifer M. Hager
Name:		Jennifer M. Hager
Title:		Vice President, Assistant General Counsel and Assistant Secretary

Date: May 20, 2014